SCHEDULE A

TRANSAMERICA SERIES TRUST

OPERATING EXPENSE LIMITS

This Schedule relates to the following Portfolios of the Company as of May 1, 2025:

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS

Transamerica 60/40 Allocation VP2	May 1, 2026	N/A	0.63%

Transamerica Aegon Bond VP	May 1, 2026	0.58%	0.83%

Transamerica Aegon Core Bond VP	May 1, 2026	0.54%	0.79%

Transamerica Aegon High Yield Bond VP	May 1, 2026	0.70%	0.95%

Transamerica Aegon Sustainable Equity Income VP	May 1, 2026	0.73%	0.98%

Transamerica Aegon U.S. Government Securities VP	May 1, 2026	0.56%	0.81%

Transamerica American Funds Managed Risk VP	May 1, 2026	N/A	0.85%

Transamerica BlackRock Government Money Market VP3	May 1, 2026	0.38%	0.63%

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP4 Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP4 Transamerica BlackRock iShares Active Asset Allocation – Moderate VP4	May 1, 2026	0.55%	0.80%

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP4 Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP4	May 1, 2026	0.55%	0.80%

Transamerica BlackRock iShares Edge 40 VP4	May 1, 2026	0.31%	0.56%

Transamerica BlackRock iShares Edge 50 VP4	May 1, 2026	N/A	0.56%

Transamerica BlackRock iShares Edge 75 VP4	May 1, 2026	N/A	0.56%

Transamerica BlackRock iShares Edge 100 VP4	May 1, 2026	N/A	0.56%

Transamerica BlackRock iShares Tactical – Balanced VP4 Transamerica BlackRock iShares Tactical – Conservative VP4 Transamerica BlackRock iShares Tactical – Growth VP4	May 1, 2026	0.63%	0.88%

Transamerica BlackRock Real Estate Securities VP	May 1, 2026	0.90%	1.15%

Transamerica BlackRock Tactical Allocation VP	May 1, 2026	0.21%	0.46%

Transamerica Goldman Sachs 70/30 Allocation VP5	May 1, 2026	N/A	1.15%

Transamerica Goldman Sachs Managed Risk - Balanced ETF VP Transamerica Goldman Sachs Managed Risk - Conservative ETF VP Transamerica Goldman Sachs Managed Risk – Growth ETF VP	May 1, 2026	0.37%	0.62%

Transamerica Great Lakes Advisors Large Cap Value VP	May 1, 2026	0.95%	1.01%

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS

Transamerica International Focus VP	May 1, 2026	0.88%	1.13%

Transamerica Janus Balanced VP	May 1, 2026	0.79%	1.04%

Transamerica Janus Mid-Cap Growth VP	May 1, 2026	0.88%	1.13%

Transamerica JPMorgan Asset Allocation – Conservative VP Transamerica JPMorgan Asset Allocation – Growth VP Transamerica JPMorgan Asset Allocation – Moderate Growth VP Transamerica JPMorgan Asset Allocation – Moderate VP	May 1, 2026	0.20%	0.45%

Transamerica JPMorgan Enhanced Index VP	May 1, 2026	0.67%	0.92%

Transamerica JPMorgan International Moderate Growth VP	May 1, 2026	0.21%	0.46%

Transamerica JPMorgan Tactical Allocation VP	May 1, 2026	0.81%	1.06%

Transamerica Madison Diversified Income VP	May 1, 2026	0.84%	1.09%

Transamerica Market Participation Strategy VP	May 1, 2026	0.82%	1.07%

Transamerica Morgan Stanley Capital Growth VP	May 1, 2026	0.76%	N/A

Transamerica Morgan Stanley Global Allocation VP6	May 1, 2026	0.81%	1.06%

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP	May 1, 2026	0.22%	0.47%

Transamerica MSCI EAFE Index VP	May 1, 2026	0.18%	0.43%

Transamerica Multi-Managed Balanced VP	May 1, 2026	0.68%	0.93%

Transamerica PineBridge Inflation Opportunities VP	May 1, 2026	0.63%	0.88%

Transamerica ProFund UltraBear VP	May 1, 2026	0.98%	1.23%

Transamerica Small/Mid Cap Value VP	May 1, 2026	0.83%	1.08%

Transamerica S&P 500 Index VP	May 1, 2026	0.14%	0.39%

Transamerica T. Rowe Price Small Cap VP	May 1, 2026	0.88%	1.13%

Transamerica TSW International Equity VP	May 1, 2026	0.91%	1.16%

Transamerica TSW Mid Cap Value Opportunities VP	May 1, 2026	0.78%	1.03%

Transamerica WMC US Growth VP	May 1, 2026	0.74%	0.99%

1.	The portfolios have not been charged and have not paid any 12b-1 fees with respect to Initial Class shares, and will not be charged or pay any 12b-1 fees on Initial Class shares through May 1, 2026.

2.	TAM has contractually agreed to waive 0.18% of its management fee through May 1, 2026. This arrangement is not subject to recapture.

3.

TAM may voluntarily waive fees and/or reimburse expenses of one or more classes of Transamerica BlackRock Government Money Market VP as described in Section 5 of the Agreement. This arrangement may be subject to recapture.

4.

TAM has contractually agreed through May 1, 2026, to waive from its management fees an amount equal to the sub-advisory fee waiver by BlackRock Investment Management, LLC (“BlackRock”), the portfolio’s sub-adviser. BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all of its assets in underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. This arrangement is not subject to recapture.

5.	Acquired fund fees and expenses are included within each class’s expense cap as described in Section 1 of the Agreement.

6.

The Subsidiary has entered into a separate contract with TAM for the management of the Subsidiary portfolio pursuant to which the Subsidiary pays TAM a fee that is the same, as a percentage of net assets, as the management fee of the portfolio. TAM has contractually agreed to waive a portion of the portfolio’s management fee in an amount equal to the management fee paid to TAM by the Subsidiary. This management fee waiver may not be discontinued by TAM as long as its contract with the Subsidiary is in place. This arrangement is not subject to recapture.

SCHEDULE B

TRANSAMERICA SERIES TRUST

MAY 1, 2025

PORTFOLIOS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Transamerica 60/40 Allocation VP

Transamerica Aegon Bond VP

Transamerica Aegon Core Bond VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock iShares Tactical – Balanced VP

Transamerica BlackRock iShares Tactical – Conservative VP

Transamerica BlackRock iShares Tactical – Growth VP

Transamerica BlackRock Real Estate Securities VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica Goldman Sachs Managed Risk – Balanced ETF VP

Transamerica Goldman Sachs Managed Risk – Conservative ETF VP

Transamerica Goldman Sachs Managed Risk – Growth ETF VP

Transamerica Great Lakes Advisors Large Cap Value VP

Transamerica International Focus VP

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP

Transamerica MSCI EAFE Index VP

Transamerica Multi-Managed Balanced VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica Small/Mid Cap Value VP

Transamerica S&P 500 Index VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TSW International Equity VP

Transamerica TSW Mid Cap Value Opportunities VP

Transamerica WMC US Growth VP